UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2012

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 Munoz Rivera Ave., Popular Center Building , Hato Rey , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 19, 2012, the Board of Directors of Popular, Inc. approved amendments to its By-laws (the "By-laws"), effective immediately. The amendments update certain provisions of the By-laws to conform them to the Puerto Rico General Corporations Act ("PR-GCA"). The amendments include: (1) revisions to Section 1.4 and the addition of a new Section 1.6 to specify that notice of meetings of the Board of Directors, as well as the consent of directors to actions taken by unanimous written consent, can be sent by electronic transmission, as permitted by the PR-GCA, (2) revisions to Section 2.3 to specify that notices to stockholders may be given by any form of electronic transmission consented to by the receiving stockholder, as permitted by the PR-GCA, (3) revisions to Section 2.4 to clarify the provisions for determining quorum with respect to stockholders’ meetings (which continue to adopt the majority standard), (4) the addition of Section 2.5 to specify that, consistent with the PR-GCA, notice of adjourned meetings of stockholders is not required if the time and place thereof are announced at the meeting at which the adjournment takes place, unless the adjournment is for more than 30 days or if a new record date is fixed, (5) revisions to Section 2.7 (formerly Section 2.6) to specify matters with respect to the organization and conduct of stockholders’ meetings, and (6) revisions to Section 5.1 to specify that waiver of notice of meetings of stockholders, directors or members of a committee may be given by electronic transmission, as permitted by the PR-GCA. The amendments also include other non-substantive amendments in other sections of the By-laws.

A complete copy of the By-laws is being filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

3.1 Popular, Inc. By-laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

June 22, 2012	By:	Jorge J. Garcia

Name: Jorge J. Garcia
Title: Senior Vice President and Corporate Comptroller

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Exhibit Index

Exhibit No.	Description

3.1	Popular, Inc. By-laws.